Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 19, 2020 relating to the financial statements of Atkore International Group Inc. and the effectiveness of Atkore International Group Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Atkore International Group Inc. for the year ended September 30, 2020.

/s/ Deloitte & Touche LLP

Chicago, Illinois
January 29, 2021